UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2012

LUXEYARD, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-168066	30-0473898
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

8884 Venice Blvd.
Los Angeles, California	90034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 488-3574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

Resignation of Officer

Effective September 7, 2012, Margot Ritcher submitted a resignation letter pursuant to which she resigned as Chief Financial Officer of Luxeyard, Inc. (the “Company”).

Appointment of New Principal Financial Officer

Commencing September 7, 2012, Bryan Semmens is acting as the Company’s new principal financial officer.

Bryan Semmens, 36

Bryan Semmens, a Certified Public Accountant, brings extensive experience in both the public and private sectors to the position of Chief Financial Officer. From 2011to 2012, Mr. Semmens was Chief Financial Officer of a successful furniture manufacturing company. He was instrumental in the acquisition of a major client contract with one of the world’s largest furniture companies. Mr. Semmens spearheaded a project to expand the company’s production and successfully launched an international manufacturing facility. From 2006 to 2010, Mr. Semmens ran his own CPA firm with offices in Orange County and the Inland Empire before entering the field of furniture manufacturing finance management. From 1995 to 2006, Mr. Semmens was a partner in one of South Orange County’s most lucrative private accounting firms for over fifteen years, managing the taxes and finances of hundreds of businesses and individual clients all over Southern California. Mr. Semmens has a bachelor’s degree in Accounting and is a licensed Certified Public Accountant.

Family Relationships

There are no family relationships between our directors and officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2012	LUXEYARD, INC.

	By:	/s/ Braden Richter
Braden Richter
President and Chief Executive Officer